UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) June 8, 2023
JLL Income Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 897-4000

N/A
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 8, 2023, Virginia Breen tendered her resignation from her position as a member of the board of directors of JLL Income Property Trust, Inc. (the “Company”), effective as of June 8, 2023. Ms. Breen had previously announced that she would not stand for reelection at the Company’s annual meeting of stockholders and her resignation was not due to any disagreement with the Company, LaSalle Investment Management, Inc. or any of their affiliates.

Item 5.07 - Submission of Matters to a Vote of Security Matters

On June 8, 2023, the Company held its annual meeting of stockholders at 333 West Wacker Drive, Chicago, IL 60606. The Company did not receive the votes from stockholders necessary to achieve a quorum and the meeting was adjourned without (i) electing the nominees to the board of directors for the ensuing year and until their successors are elected and qualify or (ii) ratifying the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023.

As a result, under Maryland law each incumbent nominee for the board of directors will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies. In addition, the ratification by Stockholders of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023 is not required for their appointment and they will serve in that capacity at the direction of the Company’s audit committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JLL INCOME PROPERTY TRUST, INC.

By:	/s/ Gregory A. Falk
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer
Date: June 9, 2023